TRUST INSTRUMENT
NEUBERGER BERMAN ALTERNATIVE FUNDS
SCHEDULE A

INSTITUTIONAL CLASS
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Dynamic Real Return Fund
Neuberger Berman Flexible Select Fund
Neuberger Berman Futures Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Long Short Multi-Manager Fund
Neuberger Berman Long Short Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund

CLASS A
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Dynamic Real Return Fund
Neuberger Berman Flexible Select Fund
Neuberger Berman Futures Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Long Short Multi-Manager Fund
Neuberger Berman Long Short Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund

CLASS C
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Dynamic Real Return Fund
Neuberger Berman Flexible Select Fund
Neuberger Berman Futures Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Long Short Multi-Manager Fund
Neuberger Berman Long Short Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund

CLASS R3
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Dynamic Real Return Fund
Neuberger Berman Flexible Select Fund
Neuberger Berman Long Short Fund
Neuberger Berman Long Short Multi-Manager Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund

CLASS R6
Neuberger Berman Flexible Select Fund
Neuberger Berman Long Short Multi-Manager Fund

Dated September 19, 2013